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                                                                    EXHIBIT 21.2

                               QLOGIC CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                       QLogic Foreign Sales Corporation,
                       A U.S. Virgin Islands Corporation

                                QLogic Enclosure
                           Management Products, Inc.

                             QLogic Switch Products
                                  Group, Inc.

                             QLogic Roseville, Inc.

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